Exhibit 32.01
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Robert W. Shaw, the Chief Executive Officer and Chairman of the Board of ArcSight, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
     (i) the Annual Report on Form 10-K for the period ended April 30, 2008 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 22, 2008	By:	/s/ Robert W. Shaw
Robert W. Shaw
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)